November 15, 2013

PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read Studio One Media, Inc.'s statements included under Item 4.01 of its Form 8-K filed on November 15, 2013, and we agree with such statements concerning our firm.

SingerLewak LLP

SingerLewak LLP

Los Angeles, California